UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2010

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 100020
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On October 28, 2010, China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”) entered into a term loan facility agreement with China Development Bank Corporation Hong Kong Branch (“CDB”), as lender, arranger and facility agent (the “Loan Agreement”) pursuant to which CDB agrees to make available to the Company a term loan facility in an aggregate principal amount of up to US$50,000,000 (the “Facility”) subject to the terms and conditions of the Loan Agreement. Under the Loan Agreement, the Company can utilize the Facility any time within three months after the date of the Loan Agreement upon satisfaction of certain requirements as set forth therein. Any loan under the Facility will mature on the third anniversary of the first date when the Facility is utilized by the Company and will have an interest rate of LIBOR plus 3% per annum. The interest will be paid every six months starting on the six-month anniversary of the applicable utilization date. The loan will be unsecured and used for working capital purposes. The Company submitted the utilization notice to draw down US$50 million from the Facility on October 29, 2010.

The Loan Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing and obligations of the parties. In addition, the Company will be subject to covenants, including limitations on the Company and its subsidiaries with respect to the grant of security interest, mergers and acquisitions and dispositions of assets, in each case, subject to exclusions, and other customary covenants. Any breach of the covenants under the Loan Agreement may result in acceleration of the payment obligations thereunder. If a Change of Control (as defined in the Loan Agreement) occurs, the facility agent may cancel the Facility and declare all outstanding loans and interest immediately due and payable. The loans may be prepaid without any penalty or premium upon at least one-month’s written notice after January 28, 2011.

In connection with the Loan Agreement, on October 28, 2010, the Company and its Chief Executive Officer Guoshen Tu also entered into a deed of undertaking (the “Deed of Undertaking”) pursuant to which the Company and Mr. Tu undertake to seek certain approval from the applicable State Administration of Foreign Exchange.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated in Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: November 3, 2010

/s/ Terence Yap
Chief Financial Officer